UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 17, 2023

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KIND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 17, 2023, the Board of Directors (the “Board”) of Nextdoor Holdings, Inc. (the “Company”), following a recommendation from the Nominating, Corporate Governance and Corporate Responsibility Committee of the Board, appointed Dana Evan to serve as a Class II director of the Company and as a member of the Audit and Risk Committee of the Board (the “Audit Committee”). Effective November 7, 2023, Ms. Evan will serve as the chairperson of the Audit Committee. Ms. Evan will serve until the earliest to occur of the Company’s 2026 annual meeting of stockholders and until her successor is duly elected and qualified, or until her death, resignation, disqualification or removal.

Ms. Evan’s compensation will be as provided under the Company’s non-employee director compensation program (the “Non-Employee Director Compensation Program”), as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2023, which Non-Employee Director Compensation Program was amended on October 15, 2023 to be effective as of October 1, 2023 (the “Non-Employee Director Compensation Program Amendment''). The Non-Employee Director Compensation Program Amendment provides for annual retainer fees, payable quarterly in arrears and pro-rated for partial quarters served, for the chairpersons of each of the committees of the Board as follows:

•Audit and Risk Committee Chair – $20,000 (the “Audit Committee Chair Annual Fee”);
•Compensation and People Development Committee Chair – $15,000; and
•Nominating, Corporate Governance and Corporate Responsibility Chair – $8,000.

In connection with her appointment as a non-employee director of the Board and consistent with the Non-Employee Director Compensation Program, as amended, Ms. Evan will receive (i) a pro-rated annual retainer fee of $35,000, which is payable quarterly, (ii) the Audit Committee Chair Annual Fee, and (iii) an initial award of stock options having an aggregate grant date fair value of $350,000, which award shall vest monthly over a two-year period, subject to Ms. Evan’s continued service as a director on the Board (the “Initial Award”). The Initial Award will accelerate in full upon the consummation of a Corporate Transaction (as defined in the Company’s 2021 Equity Incentive Plan).

There is no arrangement or understanding between Ms. Evan and any other persons pursuant to which Ms. Evan was selected as a director. Ms. Evan is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into its standard form of indemnification agreement with Ms. Evan. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2021 and is incorporated by reference herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: October 17, 2023	By:	/s/ Michael Doyle
Michael Doyle
Chief Financial Officer